                                                                    EXHIBIT 99.1

[PEABODY LOGO]                                                   PEABODY ENERGY
                                                                 NEWS RELEASE

                                                                 CONTACT:
                                                                 Vic Svec
                                                                 (314) 342-7768




FOR IMMEDIATE RELEASE
October 16, 2002


                  PEABODY ENERGY (NYSE: BTU) ANNOUNCES RESULTS
            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2002

- EARNINGS PER SHARE TOTAL $0.54 FOR THE QUARTER AND $1.41 THROUGH NINE MONTHS
- OPERATING PROFIT INCREASES 42% AND EBITDA* INCREASES 19% FOR THE QUARTER
- INCOME FROM CONTINUING OPERATIONS INCREASES $25 MILLION FOR THE QUARTER
  AND $65 MILLION THROUGH NINE MONTHS
- REVENUES RISE 9% FOR THE QUARTER AND 5% THROUGH NINE MONTHS
- YEAR-TO-DATE INTEREST EXPENSE IMPROVES 28%
- U.S. COAL MARKETS IMPROVING, ALBEIT AT SLOWER PACE THAN EXPECTED DUE TO SOFT ECONOMY
- SPECIAL COST-CUTTING STEPS ARE UNDER WAY


ST. LOUIS, Oct. 16 - Peabody Energy (NYSE: BTU) today reported net income of $29.0 million for the quarter ended Sept. 30, 2002, and $75.8 million through nine months. Earnings per share totaled $0.54 for the quarter and $1.41 through nine months, while EBITDA* totaled $110.4 million and $337.9 million for the quarter and nine months. Operating profit increased 42 percent and EBITDA improved 19 percent for the quarter.
         Current quarter pre-tax results include $22 million related to a favorable arbitration ruling on pricing under the Navajo station coal supply agreement announced on July 21 and $15 million related to a mediated settlement regarding the Mohave station coal supply agreement.
         "Peabody is managing its way through the difficult market and economic conditions by matching production to demand, taking actions to lower costs, managing risk, and completing important transactions," said Peabody Energy Chairman and Chief Executive Officer Irl F. Engelhardt. "Our employees dealt with geologic and equipment problems which, along with cost impacts of reduced production levels, impacted quarterly earnings. We see signs of market improvements, albeit at a slower pace than expected due to the soft U.S. economy."

                                     -more-

PEABODY ENERGY ANNOUNCES RESULTS -- ADD ONE

FINANCIAL RESULTS
         Increased pricing under sales contracts coupled with the Mohave and Navajo settlements led to 9 percent higher revenues for the quarter and 5 percent higher revenues through the nine months ended Sept. 30, 2002.
         As discussed in the second quarter Form 10-Q, the company began recording revenues this quarter net of costs for both physically and financially settled trades to meet new accounting guidelines. The company had previously recorded revenues net of costs for financially settled trades, while reporting revenues and costs on a gross basis on separate line items for physically settled trading transactions. The change has no effect on operating profit, EBITDA or net income.
         Production volumes were stable with the prior-year period, as the output from four new operations was offset by the idling of the Big Mountain and Colony Bay mines in Appalachia and cutbacks in planned production in the Powder River Basin. Peabody has trimmed 19 million tons from planned 2002 production to match demand.
         Operating profit increased to $51.3 million for the quarter and $161.5 million through nine months, while EBITDA increased to $110.4 million and $337.9 million, respectively. Higher pricing and the successful resolution of two contract disputes more than offset the impacts of production cutbacks, temporary geologic issues in two Eastern underground mines and unplanned equipment repairs in the Powder River Basin and Southwest. These three operating factors reduced EBITDA by $39 million.
         The Mohave station settlement provides for customer reimbursement of previously accrued mine decommissioning and certain other post-mining expenditures under the terms of the coal supply agreement. The reimbursements will commence in January 2003 and continue on a monthly basis through December of 2005. The Mohave coal supply agreement is scheduled to expire at Dec. 31, 2005, and the plant's owners and Peabody are in active discussions for a continuation of coal supplies after that date.
         Interest income for the quarter was $5.5 million as the company collected $4.6 million in interest income related to excise tax refunds. Interest expense improved 28 percent for the first nine months due to improved debt levels versus the prior year and lower short-term interest rates on floating-rate debt.
         During the quarter, Fitch raised its outlook for the company to "Positive" and reaffirmed its investment-grade rating on Peabody's Black Beauty unit. Peabody also received Moody's

                                     -more-

PEABODY ENERGY ANNOUNCES RESULTS -- ADD TWO

favorable SGL-1 liquidity rating. And Peabody was added to the S & P MidCap 400 ranking of the nation's leading middle-capitalization companies.
         "Peabody strengthened its balance sheet during the quarter as both working capital improved and net debt was reduced by $44 million from last quarter," said Peabody Executive Vice President and Chief Financial Officer Richard A. Navarre. "Due to the soft economic climate, the company's pace of capital expenditures is slowing, and our focus is turning to debt repayment and other opportunities."
         Capital expenditures, excluding acquisition of reserves and operations, totaled $56 million during the third quarter and $146 million through nine months. The company is targeting full-year 2002 capital expenditures in the $180 million to $200 million range, while the acquisition of reserves and operations totaled an additional $28 million for the quarter and $61 million through nine months.

GROWTH INITIATIVES
         Peabody completed several transactions during the quarter and continues to make progress in developing coal-fueled generating plants using its surface and reserve holdings.

- Peabody acquired the 1.3 million metric tonne per year Wilkie Creek Coal Mine and related coal reserves in Queensland from Mirant for a net cash payment of approximately US$13 million. The acquisition marks Peabody's return to Australia, which operated there throughout most of the 1990s.
- Peabody purchased a 25 percent interest in Arclar Company, LLC, for approximately $15 million. Peabody's 82 percent-owned Black Beauty unit owns the remaining 75 percent. Arclar owns the Willow Lake and Cottage Grove mines in Southern Illinois along with more than 50 million tons of coal reserves. With the Arclar purchase, the company acquired controlling interest of an entity that resulted in consolidation of $13 million in debt.
- Peabody continues to progress in the development of new coal-fueled generating plants. A major milestone was achieved in the development of the 1,500 megawatt Thoroughbred Energy Campus, which received the final air quality permit from the Commonwealth of Kentucky. Regarding the 1,500 megawatt Prairie State Energy Campus in Illinois, Peabody signed a transmission agreement and received its water withdrawal permit for a nearby river. The company continues to seek partners for these projects.

                                     -more-

PEABODY ENERGY ANNOUNCES RESULTS -- ADD THREE

MARKET OVERVIEW
         "We expect coal demand for electricity generation to improve by 1 percent to 1.5 percent in 2002, after a very slow start," said Engelhardt. "Customer stockpiles are being reduced through increased generation using coal and lower industry production, particularly in the East. We expect stockpile reduction activities to be completed in the fourth quarter or early next year, and anticipate 2003 growth in coal demand of approximately 2 percent."
         Customer inventories at Sept. 30 of approximately 130 to 135 million tons have improved from the 140 to 145 million ton range in June and stand about 13 to 15 percent above normal levels.
         Retail demand for electricity was aided by warm summer weather, as cooling degree days averaged 16 percent above normal from June through September. Generation would have been greater; however, the lingering recession dampened industrial demand for electricity in certain regions, while some new gas generating plants displaced lower-cost coal generation as they operated for warranty purposes.
         The coal industry supply picture varies by region and faces uncertainties, particularly in Appalachia. Industry cutbacks have reduced year-over-year production by approximately 26 million tons through September. The Powder River Basin has increased production by about 1 percent, while Appalachia is down 6 percent through September. Industry production pressures are likely to continue in Appalachia, where a number of producers are having financial difficulties, bonding is expensive and inaccessible for some, and many surface mines and preparation plants face permitting threats.
         Peabody has committed and priced all of its anticipated 2002 production of 180 million tons. Approximately 157 million tons of 2003 production is currently committed and priced. Through September, Peabody has added only 25 million tons to its 2003 sales contract backlog and only 8 million tons for 2004. The company plans to operate at approximately the same production levels during 2003.

OUTLOOK
         Looking forward, Peabody is taking a number of measures in the fourth quarter to lower its cost structure.

                                     -more-

PEABODY ENERGY ANNOUNCES RESULTS -- ADD FOUR

- Two mines will be suspended in Southern West Virginia, and certain Powder River Basin mines will continue to operate below capacity;
- Peabody will close a mine in Western Kentucky and the coal will be temporarily sourced from third parties; and
- Other across-the-board cost-cutting actions will be taken.

         The company intends to record a fourth quarter charge of $8 million to $10 million related to these actions. In light of the specific fourth quarter actions, Peabody now targets fourth quarter EBITDA of $80 million to $95 million on earnings per share of ($0.20) to $0.05. Peabody targets full-year 2002 EBITDA of $420 million to $435 million (up 10 to 14 percent) and earnings per share of $1.20 to $1.45.
         Peabody Energy (NYSE: BTU) is the world's largest private-sector coal company, with 2001 sales of 194 million tons of coal and $2.6 billion in revenues. Its coal fuels more than 9 percent of all U.S. electricity generation and more than 2 percent of worldwide electricity generation.

NOTE: For comparison purposes, prior-year information reflects pro forma data that excludes the gain on, and results of, Peabody Resources Limited operations that were sold in January 2001, and discontinued operations.

* EBITDA (also called adjusted EBITDA) is defined as income from continuing operations before deducting net interest expense, income taxes, minority interests and depreciation, depletion and amortization. EBITDA, which is not calculated identically by all companies, is not a substitute for operating income, net income and cash flow as determined in accordance with generally accepted accounting principles. Management believes it is a useful indicator of its ability to meet debt service and capital expenditure requirements.

Certain statements in this press release are forward looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include, but are not limited to: growth in coal and power markets; timing of reductions in customer coal inventories; the pace and extent of the economic recovery; severity of weather; railroad performance; the ability to renew coal sales contracts upon expiration or renegotiation; risks of coal mining including geologic conditions; the ability to successfully implement operating strategies; the effectiveness of the company's cost-cutting measures; regulatory and court decisions; future legislation; credit and market risk associated with the company's customers; and other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. These factors are difficult to accurately predict and may be beyond the control of the company.

CONDENSED INCOME STATEMENT (UNAUDITED)
QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001        [PEABODY LOGO]
(Dollars in Millions, Except Share Data)

                                                                  Quarter Ended              Nine Months Ended
                                                           -------------------------    -----------------------------
                                                                                                        Pro Forma (1)
                                                             September    September      September        September
                                                               2002         2001           2002             2001
                                                           ------------  -----------    -----------     -------------
Tons Sold (Millions)                                              49.8         49.3          147.9             144.0
                                                           ============  ===========    ===========     =============

Revenues (2)                                               $     714.6   $    655.6     $  2,047.3      $    1,942.5
Operating Costs                                                  579.1        537.0        1,637.2           1,568.7
Depreciation, Depletion & Amortization                            59.1         56.8          176.4             174.6
Selling & Administrative                                          25.1         25.6           72.2              80.2
                                                           ------------  -----------    -----------     -------------
        Operating Profit                                          51.3         36.2          161.5             119.0

Interest Income                                                   (5.5)        (0.2)          (6.6)             (3.3)
Interest Expense                                                  25.8         28.8           76.8             107.0
Income Tax Expense (Benefit)                                      (1.5)         1.0            4.6              (3.9)
Minority Interests                                                 3.5          2.5           10.9               8.1
                                                           ------------  -----------    -----------     -------------
        Income Before Extraordinary Item                          29.0          4.1           75.8              11.1

Extraordinary Loss from Debt
  Extinguishment, Net of Taxes                                       -            -              -             (36.1)
                                                           ------------  -----------    -----------     -------------
        Net Income (Loss)                                  $      29.0   $      4.1     $     75.8      $      (25.0)
                                                           ============  ===========    ===========     =============
Diluted EPS (3)                                            $      0.54   $     0.08     $     1.41             nm
                                                           ============  ===========    ===========
EBITDA                                                     $     110.4   $     93.0     $    337.9      $      293.6
                                                           ============  ===========    ===========     =============

(1) Excludes gain on, and results of, Peabody Resources Limited operations sold in January 2001, and discontinued operations.

(2) To comply with new GAAP guidance effective this quarter, the company began recording revenues and costs related to its physically settled coal trading activities on a net basis. If these activities were recorded on a gross basis, revenues and operating costs would have been $40.5 million and $121.3 million higher for the quarter and nine months ended Sept. 30, 2002, respectively, and $26.7 million and $61.5 million higher in the corresponding prior periods. This accounting change had no effect on operating profit or net income.

(3) Weighted average diluted shares outstanding were 53.6 and 53.7 million for the quarters ended Sept. 30, 2002 and 2001, respectively, and 53.8 million for the nine months ended Sept. 30, 2002.

This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001        [PEABODY LOGO]

                                                                 Quarter Ended               Nine Months Ended
                                                          ---------------------------  ------------------------------
                                                                                                        Pro Forma (1)
                                                            September      September     September        September
                                                              2002           2001          2002             2001
                                                          ------------  -------------  ------------    --------------
Revenue Summary (Dollars in Millions)
   U.S. Mining Operations                                  $    658.3    $     599.9    $  1,877.4      $    1,757.2
   Trading & Brokerage Operations (2)                            51.4           52.6         152.2             160.4
   Other                                                          4.9            3.1          17.7              24.9
                                                          ------------  -------------  ------------    --------------
        Total                                              $    714.6    $     655.6    $  2,047.3      $    1,942.5
                                                          ============  =============  ============    ==============
Tons Sold (in Millions)
   East                                                          11.8           13.1          36.4              39.8
   West                                                          32.8           32.5          96.2              93.9
   Australia                                                      0.1            -             0.1               -
   Trading & Brokerage                                            5.1            3.7          15.2              10.3
                                                          ------------  -------------  ------------    --------------
        Total                                                    49.8           49.3         147.9             144.0
                                                          ============  =============  ============    ==============

Revenues per Ton - U.S. Mining Operations
   East                                                    $    26.31    $     24.92    $    26.34      $      24.70
   West                                                         10.61(3)        8.44          9.56(3)           8.24
        Total                                                   14.76          13.17         14.16             13.14
Operating Costs per Ton - U.S. Mining Operations (4)
   East                                                    $    22.35    $     21.00    $    21.40      $      20.74
   West                                                          7.26           6.18          6.79              5.93
        Total                                                   11.25          10.43         10.79             10.34
Gross Margin per Ton - U.S. Mining Operations
   East                                                    $     3.96    $      3.92    $     4.94      $       3.96
   West                                                          3.35(3)        2.26          2.77(3)           2.31
        Total                                                    3.51           2.74          3.37              2.80
Operating Profit per Ton                                   $     1.03    $      0.73    $     1.09      $       0.83

                                                               Dollars in Millions           Dollars in Millions
                                                           --------------------------   -----------------------------
Gross Margin - U.S. Mining Operations                      $    156.6    $     124.8    $    446.4      $      374.9
Gross Margin - Australian Mining Operations                       0.8            -             0.8               -
Gross Margin - Trading & Brokerage Operations (5)                 5.0           10.1          33.3              26.4
Selling & Administrative                                        (25.1)         (25.6)        (72.2)            (80.2)
Other Operating Costs and Revenues                              (26.9)         (16.3)        (70.4)            (27.5)
EBITDA                                                          110.4           93.0         337.9             293.6
Depreciation, Depletion & Amortization                          (59.1)         (56.8)       (176.4)           (174.6)
Operating Profit                                                 51.3           36.2         161.5             119.0
Capital Expenditures and Acquisitions                            83.7           81.0         206.8             173.5

(1) Excludes gain on, and results of, the operations of Peabody Resources Limited sold in January 2001, and discontinued operations.

(2) To comply with new GAAP guidance effective this quarter, the company began recording revenues and costs related to its physically settled coal trading activities on a net basis. If these activities were recorded on a gross basis, revenues and operating costs would have been $40.5 million and $121.3 million higher for the quarter and nine months ended Sept. 30, 2002, respectively, and $26.7 million and $61.5 million higher in the corresponding prior periods. This accounting change had no effect on operating profit or net income.

(3) The favorable effect of the arbitration settlements on revenues and gross margin for the quarter was $1.30 and $1.13, respectively, and for the nine months ended Sept. 30, 2002 was $0.44 and $0.38, respectively.

(4) Excludes depreciation, depletion and amortization; selling and administrative expenses; and certain other costs related to past mining activities.

(5) Tons traded (in millions) for the quarter and nine months ended Sept. 30, 2002 were 10.5 and 55.8, respectively, compared to 13.8 and 35.9 for the corresponding prior periods.

This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.

CONDENSED BALANCE SHEET
SEPTEMBER 30 AND JUNE 30, 2002 AND DECEMBER 31, 2001              [PEABODY LOGO]
(In Millions)

                                                                  (Unaudited)         (Unaudited)
                                                                  September 30,         June 30,       December 31,
                                                                      2002                2002             2001
                                                                 --------------      --------------   -------------
Cash & Cash Equivalents                                           $       15.9        $        8.8     $      38.6
Receivables                                                              165.5               190.1           178.1
Inventories                                                              231.2               242.4           215.7
Assets from Coal/Allowance Trading Activities                             75.0                83.9            60.5
Other Current Assets                                                      42.0                41.0            34.6
                                                                 --------------      --------------   -------------
        Total Current Assets                                             529.6               566.2           527.5
Net Property, Plant & Equipment                                        4,380.4             4,372.6         4,337.4
Investments & Other Assets                                               293.6               278.0           286.0
                                                                 --------------      --------------   -------------

        Total Assets                                              $    5,203.6        $    5,216.8     $   5,150.9
                                                                 ==============      ==============   =============

Current Maturities of Debt                                        $       50.6        $       46.5     $      46.5
Liabilities from Coal/Allowance Trading Activities                        43.8                51.4            45.7
Accounts Payable & Accruals                                              571.9               543.0           592.1
                                                                 --------------      --------------   -------------
        Total Current Liabilities                                        666.3               640.9           684.3
Long-Term Debt                                                           997.3             1,037.8           984.6
Deferred Taxes                                                           580.4               577.4           564.8
Other Long-Term Liabilities                                            1,822.6             1,836.1         1,834.6
                                                                 --------------      --------------   -------------
        Total Liabilities                                              4,066.6             4,092.2         4,068.3
Minority Interests                                                        36.7                49.2            47.1
Stockholders' Equity                                                   1,100.3             1,075.4         1,035.5
                                                                 --------------      --------------   -------------

        Total Liabilities & Stockholders' Equity                  $    5,203.6        $    5,216.8     $   5,150.9
                                                                 ==============      ==============   =============

This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.

CONDENSED INCOME STATEMENT (UNAUDITED)
RECONCILIATION OF PRO FORMA AND GAAP RESULTS
NINE MONTHS ENDED SEPTEMBER 30, 2001                              [PEABODY LOGO]
(Dollars in Millions)

                                                                           Nine Months Ended
                                                          --------------------------------------------------
                                                             Pro Forma        Adjustments
                                                             September        to Reconcile      September
                                                                2001           to GAAP (1)         2001
                                                          --------------     --------------  ---------------
Revenues                                                   $   1,942.5        $      20.5     $    1,963.0
Operating Costs                                                1,568.7               13.6          1,582.3
Depreciation, Depletion & Amortization                           174.6                2.3            176.9
Selling & Administrative                                          80.2                0.3             80.5
Gain on Sale of Peabody Resources Limited                            -             (171.7)          (171.7)
                                                          --------------     --------------  ---------------
        Operating Profit                                         119.0              176.0            295.0

Interest Income                                                   (3.3)               -               (3.3)
Interest Expense                                                 107.0                0.6            107.6
Income Tax Expense (Benefit)                                      (3.9)              48.1             44.2
Minority Interests                                                 8.1                -                8.1
                                                          --------------     --------------  ---------------
        Income from Continuing Operations                         11.1              127.3            138.4

 Income from Discontinued Operations                               -                  1.1              1.1
                                                          --------------     --------------  ---------------
        Income Before Extraordinary Item                          11.1              128.4            139.5

Extraordinary Loss from Debt
  Extinguishment, Net of Taxes                                   (36.1)               -              (36.1)
                                                          --------------     --------------  ---------------
        Net Income (Loss)                                  $     (25.0)       $     128.4     $      103.4
                                                          ==============     ==============  ===============

(1) Represents gain on, and results of, Peabody Resources Limited operations sold in January 2001, and discontinued operations (and related tax effects).


This information is intended to be reviewed in conjunction with the company's filings with the Securities and Exchange Commission.